EXHIBIT 99.1


     (LOGO)

     NIAGARA CORPORATION

                           FOR IMMEDIATE RELEASE

     NIAGARA ANNOUNCES
     INTENT TO ACQUIRE
     LASALLE STEEL COMPANY

     New York, New York - January 23, 1997 - Niagara Corporation
     (NASDAQ:NIAG) announced today that it has entered into a letter of intent to acquire LaSalle Steel Company from Quanex
     Corporation.

     Consummation of the acquisition is subject to completion of due diligence, negotiation and execution of a definitive agreement, and receipt of necessary approvals.

     LaSalle Steel, with plants located in Hammond, Indiana and Griffith, Indiana, is a state-of-the-art manufacturer of cold-finished and chrome-plated steel bars used primarily by automotive and durable goods manufacturers.

     Niagara Corporation, with plants in Buffalo, New York,
     Chattanooga, Tennessee and Midlothian, Texas, is also a leading producer of cold finished steel bars.

     Contact:  Michael Scharf, Chairman and CEO
               Niagara Corporation
               667 Madison Avenue
               New York, New York  10021
               (212) 317-1000